UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Deer Park Drive, Suite K-1 Monmouth Junction, NJ	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Advaxis, Inc. (the “Company”) convened its Special Meeting of Stockholders (the “Special Meeting”) on January 13, 2023. The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on December 13, 2022 (the “Definitive Proxy Statement”).

At the close of business on December 12, 2022, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 1,815,951 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and 10 shares of the Company’s Series E redeemable preferred stock, par value $0.001 per share (the “Preferred Stock”) outstanding and entitled to vote at the Special Meeting. The holders of 783,898 shares of the Company’s Common Stock and all 10 outstanding shares of the Preferred Stock were represented virtually or by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, the Company’s stockholders approved Proposal No. 1 – Reverse Stock Split Proposal and Proposal No. 2 – the Name Change Proposal. The Company’s stockholders did not approve Proposal No. 3 – Incentive Plan Amendment Proposal. The final voting results for Proposal No. 1, Proposal No. 2, and Proposal No. 3 as described in the Definitive Proxy Statement, are set forth below. Because Proposal No. 1 and Proposal No. 2 were approved by the requisite vote of the Company’s stockholders, Proposal No. 4 – the Adjournment Proposal, was not presented at the Special Meeting.

Holders of the Common Stock and the Preferred Stock voted together as a single class with respect to Proposal No. 1 and Proposal No. 2. Each share of Preferred Stock had 200,000,000 votes with respect to Proposal No. 1 and Proposal No. 2, approval of which required the affirmative vote of the holders of a majority of the outstanding voting power of the Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class. The shares of Preferred Stock, in accordance with the terms of the Preferred Stock, automatically voted on Proposal No. 1 and Proposal No. 2 in a manner that “mirrored” the proportions on which the shares of Common Stock voted on Proposal No. 1 and Proposal No. 2.

Proposal No. 1: Approve an amendment to the Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the common stock at a ratio to be determined by the Board of Directors within a range of one-for-two to one-for-ten (or any number in between), without reducing the authorized number of shares of the common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders:

For	Against	Abstain	Broker Non-Votes
1,138,609,774 Votes	862,171,610 Votes	2,514 Votes	n/a

Proposal No. 2: Approve an amendment to the Charter to change the corporate name from “Advaxis, Inc.” to “Ayala Pharmaceuticals, Inc.”:

For	Against	Abstain	Broker Non-Votes
1,635,874,074 Votes	364,880,474 Votes	29,350 Votes	n/a

Proposal No. 3: Approve an amendment to the Company’s 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the total number of shares authorized for issuance thereunder from 79,165 shares to 1,579,165 shares and to increase certain other maximum number of awards that may be granted annually:

For	Against	Abstain	Broker Non-Votes
75,423 Shares	212,906 Shares	2,338 Shares	493,231

Item 7.01.	Regulation FD Disclosure

As previously announced, on October 18, 2022, Advaxis, Inc., a Delaware corporation (the “Company”), Doe Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Ayala Pharmaceuticals, Inc., a Delaware corporation (“Ayala”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge (the “Merger”) with and into Ayala, with Ayala being the surviving entity as a wholly-owned subsidiary of the Company.

On January 13, 2023, at a special meeting of the stockholders of Ayala, the stockholders of Ayala voted to approve a proposal to adopt the Merger Agreement.

The Merger is expected to be completed on or about January 19, 2023, subject to the satisfaction of customary closing conditions.

The information contained in this Item 7.01 of Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 13, 2023	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President and Chief Executive Officer